UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
December 10, 2015

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road
Redding, California 96002
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (530) 722-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 10, 2015, Bank of Commerce Holdings (“BOCH”), a California corporation, entered into a Loan Agreement (the “Loan Agreement”) pursuant to which BOCH obtained $10 million of borrowings (the “Loan”) from NexBank SSB (“NexBank”).

Payments of Principal and Interest. The Loan is payable by BOCH in monthly installments of principal, each in the amount of $83,333.33, plus accrued and unpaid interest, commencing on January 1, 2016 and continuing to and including December 10, 2020. BOCH may prepay, in whole or in part, the principal amount of the Loan, at any time without the payment of any prepayment premium or penalty. The principal amount of the Loan bears interest at a rate equal to the sum of (i) LIBOR for the then-current LIBOR reset period plus (ii) 400 basis points.

Security for the Loan. The Loan is secured by a pledge by BOCH to NexBank of all of the outstanding stock of Redding Bank of Commerce, a wholly owned bank subsidiary of BOCH (the “Bank”) pursuant to the terms of a Pledge and Security Agreement dated as of December 10, 2015 between NexBank as the secured party and the Company as the grantor (the “Security Agreement”). The Security Agreement provides that if BOCH fails to pay the principal and interest on the Loan when due or the maturity date of the principal amount of the Loan is otherwise accelerated due to the occurrence and continuance, beyond any grace or cure period, of any of the Events of Default set forth below, NexBank will have the right to sell the Bank shares to recover the amounts that are owed to it under the Loan Agreement, subject to NexBank’s compliance with the applicable requirements of the Uniform Commercial Code.

Events of Default. The Loan Agreement provides that the unpaid principal amount of the Loan may be accelerated by NexBank and, therefore, become immediately due and payable in full, together with any accrued but unpaid interest, on the occurrence of certain specified Events of Default: (i) a failure to pay any installment of principal or interest unless cured within 15 days thereafter or to meet any non-monetary covenant under the Loan Agreement unless cured within 30 days; (ii) any of BOCH’s representations or warranties in the Loan Agreement prove to have been materially untrue when made, unless cured within the cure period provided therein; (iii) the entry of a non-appealable judgment against BOCH in an amount exceeding $1,000,000 or against any of BOCH’s subsidiaries in an amount exceeding $1,000,000, if not stayed or bonded against; (iv) BOCH’s failure to pay any debt owed by it to any other person or entity in an amount exceeding $500,000, unless cured within any applicable grace period; (v) the occurrence of a material adverse change to the financial condition, results of operations or prospects of the Company and its subsidiaries considered on a consolidated basis; (vi) the failure at any time of a security interest created under any security document to be a valid first lien upon the collateral described therein; (vii) the occurrence of a change of control of BOCH without NexBank’s consent; or (viii) the Company or any of its subsidiaries files for bankruptcy protection or has a petition in bankruptcy filed against it that is not dismissed within 60 days.

The foregoing descriptions of the Loan Agreement, the Security Agreement and the terms of the Loan are summary in nature and are qualified in their entirety by reference to the (i) Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, (ii) the Security Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and (iii) the promissory note, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

On December 10, 2015, BOCH also entered into a Subordinated Note Purchase Agreement (the “Note Purchase Agreement”) with certain institutional investors (collectively, the “Investors”) for the issuance and sale to the Investors of $10 million in aggregate principal amount of BOCH’s Fixed to Floating Rate Subordinated Notes due 2025 (the “Subordinated Notes”).

Payment Terms. The Subordinated Notes initially bear interest at 6.875% per annum for a five-year term, payable semi-annually on June 20 and December 20 of each year. Thereafter, BOCH will pay interest on the Subordinated Notes at a variable rate equal to three month LIBOR plus 526 basis points, payable by the Company quarterly on February 15, May 15, August 15 and November 15 of each year until the maturity date. The Note Purchase Agreement includes customary representations, warranties and covenants and is intended to qualify as Tier 2 capital under the applicable capital adequacy rules and regulations promulgated by the Federal Reserve.

Subordination. The Subordinated Notes are subordinate and junior in right of payment to the prior payment in full of all existing and future claims of creditors and depositors of the Company and its subsidiaries, whether now outstanding or subsequently created. The Subordinated Notes rank equally with all other unsecured subordinated debt, except any which by its terms is expressly stated to be subordinated to the Subordinated Notes. The Subordinated Notes rank senior to all future junior subordinated debt obligations, preferred stock and common stock of the Company. The Subordinated Notes are recorded as a long-term liability on the Company’s balance sheet; however, for regulatory purposes, the Subordinated Notes are treated as Tier 2 capital by the Company.

Prepayment Right. The Subordinated Notes will mature on December 10, 2025 but may be prepaid at the Company’s option and with regulatory approval at any time on or after five years after the Closing Date or at any time upon certain events, such as a change in the regulatory capital treatment of the Subordinated Notes or the interest on the Subordinated Notes is no longer deductible by the Company for United States federal income tax purposes.

The foregoing descriptions of the Note Purchase Agreement and the Subordinated Notes are summary in nature and are qualified in their entirety by reference to the (i) Note Purchase Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference and (ii) form of Subordinated Notes, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

On December 11, 2015, BOCH completed the redemption of all of the outstanding shares of BOCH’s preferred stock (“Redemption”) designated as Senior Non-Cumulative Perpetual Preferred Stock, Series B, held by the Treasury Department under the Small Business Lending Fund Program (“SBLF Preferred Stock”) at an aggregate redemption price of $20,038,888.89, including accrued but unpaid dividends. BOCH exercised its optional redemption rights pursuant to the terms of the Securities Purchase Agreement (“SPA”), dated as of September 27, 2011 between the Secretary of the Treasury Department and BOCH. As a result of the Redemption, BOCH’s obligations under the SPA are terminated. BOCH funded the Redemption using substantially all of the net proceeds from (i) its issuance and sale of $10 million in aggregate principal amount of its 6.875% Fixed to Floating Rate Subordinated Notes due 2025 and (ii) the $10 million Loan provided to BOCH pursuant to the Loan Agreement between BOCH and NexBank SSB.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03     Material Modification to Rights of Security Holders.

As described herein, on December 11, 2015, BOCH completed the Redemption of the SBLF Preferred Stock issued to the Treasury Department. Following the Redemption, no SBLF Preferred Stock is outstanding. On December 14, 2015, BOCH filed a Certificate of Determination with the Secretary of State of California to decrease the number of shares of SBLF Preferred Stock to zero (0), and such series is no longer in force and is no longer an authorized series of Preferred Stock of BOCH.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith, and this list shall constitute the exhibit index:

3.1	Certificate of Determination of Senior Non-Cumulative Perpetual Preferred Stock, Series B, dated December 14, 2015.
4.1	Promissory Note between Bank of Commerce Holdings and NexBank SSB, dated December 10, 2015.
4.2	Form of 6.875% Fixed to Floating Rate Subordinated Note due December 10, 2025.
10.1	Loan Agreement by and between Bank of Commerce Holdings and NexBank SSB, dated December 10, 2015.
10.2	Pledge and Security Agreement between Bank of Commerce Holdings and NexBank SSB, dated December 10, 2015.
10.3	Subordinated Note Purchase Agreement between Bank of Commerce Holdings and The Purchasers named Herein, dated December 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2015
/s/ James A. Sundquist
By: James A. Sundquist
Executive Vice President - Chief Financial Officer

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